Exhibit 31.2

I, Dana C. Russell certify that:

1. I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Vivint Solar, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 19, 2014

/s/ Dana C. Russell
Dana C. Russell
Chief Financial Officer and Executive Vice President (Principal Financial Officer)